Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Pamrapo Bancorp, Inc. on Form S-8 of our report dated June 29, 2009, appearing in the Annual Report on Form 11-K of Pamrapo Savings Bank, S.L.A. 401(k) Savings Plan for the year ended December 31, 2008.

/s/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP

Clark, New Jersey

June 29, 2009